Phone: 216.621.0150
 Fax: 216.241.2824
www.hahnlaw.com

November 28, 2011

Winthrop Realty Trust
7 Bulfinch Place
Suite 500
Boston, MA 02114

Ladies and Gentlemen:

Solely for the purpose of this opinion letter, the undersigned has acted as Ohio counsel to Winthrop Realty Trust (the “Trust”).  This opinion letter (the “Opinion”) is furnished to you in connection with a supplement to the prospectus (the “Prospectus Supplement”) contained in that Registration Statement on Form S-3 of the Trust (Registration File No. 333-155761) (the “Registration Statement”) to be filed on or about November 18, 2011, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the  offering and issuance by the Trust of up to 1,840,000 newly-issued Series D Cumulative Redeemable Preferred Shares of the Trust, par value $1.00 (“Series D Preferred Shares”).  In connection with the issuance and sale of the Series D Preferred Shares, the Trust intends to reserve for issuance, upon the potential conversion of the Series D Preferred Shares, 10,360,304 common shares of beneficial interest of the Trust, par value $1.00 per share (the “Conversion Shares”).

We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(a)  The Second Amended and Restated Declaration of Trust of the Trust dated as of May 21, 2009, together with all amendments thereto as of November 28, 2011.

(b)  The By-Laws of the Trust as amended and restated November 3, 2009 together with any amendments thereto as of November 28, 2011.

(c)  The Prospectus Supplement to the Registration Statement as filed on or about November 28, 2011.

(d) The Form of Certificate for Common Shares of Beneficial Interest.

(e)   The Series D Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest Certificate of Designations as filed by the Trust with the Commission as an Exhibit to the Registration Statement.

Winthrop Realty Trust
November 28, 2011

(f)  The resolutions of the Board of Trustees of the Trust dated November 2, 2011, relating to the authorization of the issuance of the Common Shares and the Series D Preferred Shares and the filing of the Prospectus Supplement to the Registration Statement.

(g)  Certificate of Full Force and Effect for the Trust, dated as of November 18, 2011, issued by the Secretary of State of Ohio.

(h)  Certificate from an officer of the Trust, dated as of November 28, 2011, as to certain factual matters.

(i)  Such documents as we have deemed material to the opinions set forth below.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

(1)  The Trust is an unincorporated association in the form of a real estate investment trust organized and validly existing under the laws of the State of Ohio.

(2)  The Series D Preferred Shares to be issued by the Trust pursuant to the Prospectus Supplement and the Conversion Shares have been duly authorized.

(3) The Series D Preferred Shares to be issued by the Trust pursuant to the Prospectus Supplement and the Conversion Shares, when issued and sold in the manner contemplated by the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

We are members of the bar of the State of Ohio and express no opinion as to any laws other than the laws of the State of Ohio and federal law of the United States of America as they exist on the date of this Opinion. We bring your attention to that fact that our legal opinions are an expression of professional judgment and are not a guaranty of result.

We hereby consent to the filing of this Opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

HAHN LOESER & PARKS LLP